Exhibit 31.1

Certification

I, William Nuti, certify that:

1. I have reviewed this report on Form 10-K/A of NCR Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 4, 2008

/s/ William Nuti
William Nuti
Chairman of the Board, Chief Executive Officer and President